Exhibit 2.1



                    AGREEMENT FOR SALE AND PURCHASE OF ASSETS
                            AND RESTRICTIVE COVENANTS

     THIS AGREEMENT is made as of Sept. 25, 1998, by and among ACCUCARE MEDICAL CORPORATION, a California corporation, having its principal place of business at 2900 Telegraph Avenue, Oakland, California 94609 (the "SELLER" or the "CORPORATION"), ROBERT D. WALTER, MARCIA HENDRY-WALTER AND PAUL BERNOU, the sole shareholders of Seller (the "SHAREHOLDERS" and each a "SHAREHOLDER"), INTEGRATED OF GARDEN TERRACE, INC., a Delaware corporation (the "BUYER") and INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS").

                              W I T N E S S E T H :

     WHEREAS, Seller operates a home respiratory care and durable medical equipment business in the State of California (the "BUSINESS"); and

     WHEREAS, Shareholders are the sole shareholders of the Seller; and

     WHEREAS, Buyer is a wholly owned subsidiary of IHS; and

     WHEREAS, Seller wishes to sell, and Buyer desires to purchase from Seller, substantially all of the assets of the Business in exchange for voting shares of the common stock, par value $.001, of IHS (the "IHS STOCK") in a transaction intended to qualify as a "reorganization" within the meaning of ss.368(a)(1)(c) of the Internal Revenue Code of 1986, as amended (the "CODE"), it being contemplated by the Seller and Buyer that the Seller will thereafter, as an integral part of the transaction, distribute the IHS Stock to the Shareholders in complete liquidation of the Seller and dissolve; and Buyer also desires to acquire from Seller and each Shareholder, and each of Seller and each Shareholder desires to grant to Buyer, covenants not to compete and other restrictive covenants as described in paragraph 17 hereof (the "RESTRICTIVE COVENANTS"); and

     WHEREAS, the consent or approval of all persons necessary for the consummation of the transactions contemplated hereby has been obtained, including without limitation, all approvals of governmental authorities and parties to any contracts to be assigned to Buyer in connection herewith.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.   Sale of Assets and Restrictive Covenants.

          (a) The Assets. As of the Closing Date referred to below in paragraph 9, Seller shall sell transfer, convey and assign, free and clear of all liens, claims, security interests, pledges, restrictions on transfer or use and other encumbrances of any kind or nature whatsoever ("LIENS"), except for the Assumed Liabilities (as defined in paragraph 6(b) herein), all of Seller's rights, title and interest in, to or under:

               (i) Accounts Receivable. All of the accounts receivable of the Business including, without limitation, all accounts receivable set forth on the Schedule of Accounts Receivable Data attached hereto as Schedule 1(a)(i); and

               (ii) Inventory; Fixed Assets. All inventory and fixed assets of the Business, including, without limitation, all of the same set forth on the Schedule of Inventory and Fixed Assets attached hereto as Schedule 1(a)(ii); and

               (iii) Motor Vehicles. All motor vehicles of the Business, including without limitation, all of the same set forth on the Schedule of Motor Vehicles attached hereto as Schedule 1(a)(iii); and

               (iv) Property Rights. All real property, easements and rights of way permitting access to the Business; and

               (v) Other Assets. All other assets of any kind, tangible or intangible, real, personal or mixed, owned and used or held for use by Seller in connection with the Business, including, without limitation, all of the following: (A) the Patients' List of the Business, as described in
     Schedule 1(a)(v)(A); (B) the telephone numbers listed on the Schedule of Telephone Numbers and Licenses attached hereto as Schedule 1(a)(v)(B); (C) all personal property, machinery and equipment, whether owned or leased including, without limitation, the leasehold interests listed on Schedule 1(a)(v)(C); (D) all of Seller's prepaid assets; (E) rights under contracts, agreements, including, without limitation, franchise agreements, and instruments; and (F) all intangible rights of Seller of every kind and description used in, or held for use in connection with, the operation of the Business, including, without limitation, all intangible assets, and to the extent permitted by applicable law, all licenses, permits and authorizations.

          (b) Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and Seller shall not be deemed to have sold, transferred, conveyed or assigned the following assets to Buyer: Seller's cash, Articles of Incorporation, qualification to do business in any jurisdiction, taxpayer identification number, minute books, stock transfer records and other documents related specifically to Seller's corporate organization and maintenance (collectively, "EXCLUDED ASSETS").

          (c) Restrictive Covenants. Pursuant to paragraph 17 hereof, each of Seller and each Shareholder is granting to Buyer the Restrictive Covenants.

     2.   Purchase Price; Method of Payment.

          (a) Purchase Price. Buyer shall pay an amount for the Assets and the Restrictive Covenants equal to Three Million Five Hundred Thousand Dollars ($3,500,000.00), less the amount of the Assumed Liabilities (as defined below in paragraph 6), which amount of Assumed Liabilities shall be $646,500 (the "PURCHASE PRICE"). The Purchase Price shall be allocated among the Assets and the Restrictive Covenants in the manner set forth on the Allocation Schedule attached hereto as Schedule 2(a), and the parties hereto expressly consent to the allocation stated therein.

          (b) Method of Payment. At the Closing (as defined in paragraph 9), Buyer shall pay, disburse, and deliver the Purchase Price as follows:

               (i) IHS Stock having a value (using the Trade Price (as such term is defined in paragraph 4(a)) to value such IHS Stock) equal to Three Hundred Fifty Thousand ($350,000) Dollars (the "GENERAL ESCROW AMOUNT") and Four Hundred Thousand ($400,000) Dollars (the "CLAW-BACK AMOUNT") (the General Escrow Amount and the Claw-back Amount shall be referred to as the "ESCROW FUND") shall be delivered to CoreStates Bank, N.A., as escrow agent ("Escrow Agent"), to be held by Escrow Agent during the Escrow Period (as defined in paragraph 6(d), below) pursuant to the terms of a Escrow Agreement, in the form attached hereto as Exhibit 2(b)(i) (the "ESCROW AGREEMENT"). The entire Escrow Fund shall be subject to the provisions of paragraphs 7 and 18 hereof.

               (ii) IHS Stock having a value (using the Trade Price to value such IHS Stock) equal to One Hundred Ninety Two Thousand Five Hundred Dollars ($192,500) (the "BROKER'S FEE") shall be paid, on behalf of Seller, to Steven Richards & Associates, Inc. (the "BROKER"), in satisfaction of all fees and compensation due at the Closing to the Broker in connection with the transactions contemplated by this Agreement. Buyer shall also pay to Broker on behalf of Seller seven percent (7%) of any portion of the General Escrow Amount and the Claw-back Amount if, when and to the extent released to Seller, and any such payment shall be credited against the amount of the Claw-back Amount payable to Seller. Seller represents and warrants to Buyer that the Broker has acted as Seller's representative and broker in connection with the transactions contemplated by this Agreement, and authorizes and directs Buyer to withhold such sums from the Purchase Price and disburse such sum directly to the Broker. Notwithstanding the foregoing, IHS and Buyer shall not be required to make any such delivery to the Broker unless the Broker shall have executed and delivered a
     Confirmation Agreement in the form and substance of Exhibit 2(b)(ii) hereto.

               (iii) IHS Stock having a value (using the Trade Price to value such IHS Stock) equal to One Million Nine Hundred Eleven Thousand Dollars ($1,911,000) (the balance of the Purchase Price), to the Shareholders.

     3. Purchase Price Adjustment. The parties acknowledge that the Purchase Price was determined using a multiple of the expected Annual Operating Profit (as hereinafter defined) of the Business after the Closing, and such expected Annual Operating Profit was based upon the Seller's best good faith estimate thereof. Accordingly, if the average Annual Operating Profit during the period commencing on September 1, 1998 and ending August 31, 2000 (the "APPLICABLE PERIOD") shall be less than $700,000, then the Buyer shall be entitled to receive an amount from the Seller equal to five times (5x) the amount of such deficiency (the "CLAW-BACK PAYMENT"); provided that the Claw-back Payment shall not exceed the Claw- back Amount. For purposes hereof, the term "ANNUAL OPERATING PROFIT" shall be determined as set forth on Exhibit 3 attached hereto.

     The parties further acknowledge that they have used their best efforts to determine that the Purchase Price is consistent with the fair market value of the Business and its assets as of the Closing, based in part on the projected future revenues of the Business. The foregoing provisions of this paragraph 3 are intended solely to adjust the Purchase Price, if necessary, to reflect fair market value and not to induce Seller or the Shareholders to refer or influence the referral of any prospective client, customer or patient (collectively, "PROSPECTIVE PATIENTS") to the Business or to recommend the Business to any Prospective Patients. Accordingly, (i) prior to the Closing, Seller and the Shareholders shall not engage in any marketing activities (including any direct solicitation of Prospective Patients) except in the ordinary and usual course of conducting the Business, consistent with lawful past practices, and (ii) after the Closing, Seller and Shareholders shall not take any action, directly or indirectly, to induce any Prospective Patients to become patients of the Business.

     4. IHS Stock. A portion or all of the Purchase Price shall be payable by means of the delivery of shares of IHS Stock issued to the Shareholders (in contemplation of the liquidation and dissolution of Seller), as aforesaid, in accordance with the following:

          (a) Share Value. The number of shares of IHS Stock issuable upon execution of this Agreement (the "EXECUTION DATE SHARE COUNT") shall be calculated based upon a price per share of such stock equal to the average closing New York Stock Exchange ("NYSE") price of such stock for the five (5) trading day period immediately preceding the date which is two (2) trading days before the date hereof (the "TRADE PRICE").

          (b) Registration Rights. IHS will prepare and use its reasonable commercial efforts to cause to be filed within one-hundred and twenty (120) days following the Closing Date, and will use its reasonable commercial efforts to have declared effective by the Securities and Exchange Commission (the "COMMISSION"), a registration statement covering the resale of the IHS Stock issued to the Shareholders in connection with this transaction, including the shares, if any, issuable as a share adjustment pursuant to paragraph 4(c), under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and IHS shall maintain the effectiveness of such registration statement for a period of one
(1) year following the date it became effective (the "REGISTRATION DATE"), except to the extent that an exemption from registration may be available.

          (c) Share Adjustment. Promptly following the Share Adjustment Date (as hereinafter defined), the number of shares deliverable as part of the Purchase Price (including the shares delivered to the Broker, but excluding any other shares that have previously been transferred by the Shareholders) shall be re-calculated to be the number of shares of IHS Stock that would have been delivered in lieu of such retained shares had the Recalculated Value (as defined below) been used on the date hereof in lieu of the Trade Price with respect to the portion of the Purchase Price represented by such retained shares. For purposes hereof, the "RECALCULATED VALUE" shall mean the average closing NYSE price for IHS Stock for the 5-trading day period ending on the Share Adjustment Date (as defined below). If the number of shares as re-calculated under this subparagraph (c) (the "ADJUSTED SHARE COUNT") exceeds the Execution Date Share Count, IHS promptly shall deliver over to the Shareholders, and the Broker an additional number of shares of IHS Stock as shall be equal to such excess, and such additional shares shall be included in the aforementioned registration statement by means of a pre-effective amendment thereto. If the Execution Date Share Count exceeds the Adjusted Share Count, the Shareholders, and the Broker promptly will return to the Buyer that number of shares of IHS Stock as shall be equal to such excess; provided, however, that the Adjusted Share Count may not exceed twice the Execution Date Share Count; and provided further, that the Adjusted Share Count shall not be less than one-half the Execution Date share Count. For purposes hereof, "SHARE ADJUSTMENT DATE" shall mean the date which is two trading days before the Registration Date.

          (d) Registration Expenses. Shareholders shall not be responsible for, and Buyer shall bear, all of the reasonable expenses of IHS related to such registration including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. Buyer, however, shall not be required to pay underwriter's or brokerage discounts, commissions or expenses, or to pay any costs or expenses arising out of Shareholders' or any transferee's failure to comply with its obligations under this Article 4.

          (e)  Resale Limitations.

               The aggregate sales by the Shareholders, and Broker shall not, at any time, exceed 75,000 shares in the aggregate during any 30 consecutive day period, and all such sales shall be effected solely through Salomon Smith Barney, Inc.

          (f) Registration Procedures, etc. In connection with the registration rights granted to the Shareholders with respect to the IHS Stock as provided in this Article 4, Buyer covenants and agrees as follows:

               (i) At Buyer's expense, Buyer will keep the registration and qualification under this Article 4 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate until the first anniversary of the Registration Date, except to the extent that an exemption from registration may be available. Buyer will promptly notify the Representative (as hereinafter defined), at any time when a prospectus relating to a registration statement under this Article 4 is required to be delivered under the Securities Act, of the happening of any event known to Buyer as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               (ii) Buyer shall furnish the Representative with such number of prospectuses as shall reasonably be requested.

               (iii) Buyer shall take all necessary action which may be required in qualifying or registering IHS Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by the Representative, provided that Buyer shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

               (iv) The information included or incorporated by reference in the registration statement filed pursuant to this Article 4 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Buyer shall indemnify the Shareholders, their successors and assigns, and each person, if any, who controls such Shareholder within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACt"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by Buyer or based upon written information furnished by Buyer filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by the Shareholder expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Shareholders or any controlling person of any Shareholder in respect of which indemnity may be sought against Buyer pursuant to this subparagraph 4(f)(iv), such Shareholder or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify Buyer in writing of the institution of such action and Buyer shall assume the defense of such actions, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Shareholder or such controlling person). Notwithstanding anything contained in the foregoing sentence, the failure of such Shareholder or controlling person to provide Buyer with notice of such action within thirty (30) days will not have an adverse affect on the rights of such Shareholder or controlling person to seek indemnity against Buyer except to the extent that Buyer is prejudiced by the failure to give such notice. The Shareholders or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Shareholders or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by Buyer in connection with the defense of such action, or (B) Buyer shall not have employed counsel to have charge of the defense of such action, or (C) such indemnified party or parties shall have reasonably concluded (after notice to Buyer) that there may be defenses available to it or them which are different from or additional to those available to Buyer (in which case, Buyer shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Shareholders and such controlling persons shall be borne by Buyer. Except as expressly provided in the previous sentence, in the event that Buyer shall not previously have assumed the defenses of any such action or claim, Buyer shall not thereafter be liable to the Shareholders or such controlling person in investigating, preparing or defending any such action or claim.

               (v) The Shareholders, and their successors and assigns, shall severally, and not jointly, indemnify Buyer, its officers and directors and each person, if any, who controls Buyer within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from incorrect or incomplete information furnished by or on behalf of such Shareholders, or their successors or assigns for specific inclusion in such registration statement.

          (g)  Notice of Sale.

                    (i) Prior to any proposed sale or other transfer of any interest in any of the shares of IHS Stock issued to any Shareholder pursuant to this Agreement, such Shareholder shall give notice (a "PROPOSED SALE NOTICE") to Buyer of any such proposed transfer describing in reasonable detail such Shareholder's intention to effect the proposed transfer, the manner of the proposed transfer, the number of shares proposed to be transferred and the mailing address and the telefacsimile number, if any, for such Shareholder. Each Proposed Sale Notice also shall contain a certification to the effect that such Shareholder shall comply with the volume limitations and other provisions of this Agreement relating to the transfer of such interest in the shares. Each Proposed Sale Notice may be sent by telefacsimile transmission to

                        Integrated Health Services, Inc.
                             10065 Red Run Boulevard
                          Owings Mills, Maryland 21117
      Attention: Marc Levin, Executive Vice President -- Investor Relations
                           fax number: (410) 998-8714
                          phone number: (410) 998-8428
                                 with a copy to:

                        Integrated Health Services, Inc.
                             10065 Red Run Boulevard
                          Owings Mills, Maryland 21117
             Attention: Elizabeth B. Kelly, Executive Vice President
                           fax number: (410) 902-2110

No Shareholder shall resell or otherwise transfer any interest in any of the shares of IHS Stock issued to such Shareholder pursuant to this Agreement unless such transfer shall comply with all of the provisions of this Agreement and such Shareholder shall have received notice from Buyer's Investor Relations Department (which notice may be given orally or by telefacsimile transmission) that the registration statement covering such proposed transfer is effective and "current", or, if such transfer is not to be made pursuant to a registration statement, that Buyer has determined (with the advice of legal counsel after receipt of the legal opinion referred to below) that the proposed transfer of shares of IHS Stock may be made without registration under the Securities Act and all applicable state securities laws. If an applicable Shareholder shall not have been otherwise notified (orally, by telefacsimile transmission or by other method) by the close of business on the third trading day following the date on which Buyer's Investor Relations Department shall have received the applicable Proposed Sale Notice, then the Investor Relations Department shall be deemed to have consented to such transfer.

                    (ii) If the transfer is to be pursuant to an effective registration statement as provided herein, such Shareholder will resell only in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from Buyer to said Shareholder that the registration statement relating to the IHS Stock being transferred is not "current" until Buyer gives further notice that offers and sales may be recommenced. In the event of any such notice from Buyer, Buyer agrees to file expeditiously such amendments to such registration statement as may be necessary to bring it current and to give prompt notice to such Shareholder when the registration statement has again become current.

                    (iii) If any of the Shareholders delivers to Buyer an opinion of counsel reasonably acceptable to Buyer and its counsel in form and substance reasonably acceptable to them and to the effect that the proposed transfer of shares of IHS Stock may be made without registration under the Securities Act and all applicable state securities laws, such Shareholder will, subject to Section 3.1(e) above, be entitled to transfer said shares of IHS Stock in accordance with the terms of the notice and opinion of their counsel.

          (h) Furnish Information. It shall be a condition precedent to the obligations of Buyer to take any action pursuant to this Article 4 that the Shareholders and the Broker shall each furnish to Buyer such information regarding themselves, the IHS Stock held by them, and the intended method of disposition of such securities as shall be required to effect the registration of its IHS Stock. In that connection, each transferee of Shareholders and/or Broker (whose shares would be included in a Registration other than transferees pursuant to an effective registration statement) shall be required to represent to Buyer that all such information which is given is both complete and accurate in all material respects. The Shareholders and the Broker shall each deliver to Buyer a statement in writing from the beneficial owners of such securities that they bona fide intend to sell, transfer or otherwise dispose of such securities. Each transferee (whose shares would be included in a Registration other than transferees pursuant to an effective registration statement) will, severally, promptly notify Buyer at any time when a prospectus relating to a registration statement covering such transferee's shares under this Article 4 is required to be delivered under the Securities Act, of the happening of any event known to such transferee as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the statements as then existing.

          (i) Investment Representations. The Shareholders and the Broker represent and warrant to Buyer that the IHS Stock being issued hereunder are being acquired, and will be acquired, by the Shareholders and the Broker for investment for their own accounts and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law; the Shareholders and the Broker acknowledge that the IHS Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and the Shareholders and the Broker agree that no IHS Stock may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Shareholders and the Broker have knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. The Shareholders and the Broker have had the opportunity to make inquiries of and obtain from representatives and employees of Buyer such other information about IHS as they deem necessary in connection with such investment.

          (j) Legend. It is understood that the certificates evidencing the IHS Stock shall bear a legend substantially as follows:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

          (k) Certain Transferees. Prior to the effective date of registration of the IHS Stock, Shareholders and the Broker shall not transfer any shares of IHS Stock to any person or entity except as expressly permitted by this Agreement and unless such transferee shall have agreed in writing to be bound by the provisions applicable to the Shareholders and the Broker under this Article
4. IHS shall not unreasonably withhold its consent to the inclusion in the registration statement covering the Shareholders' shares of IHS Stock of resales by permitted transferees of the shares of IHS Stock acquired by them from the Shareholders so long as such transferees (or the Shareholders) reimburse IHS for all of its expenses and costs arising out of such inclusion.

     5.     Indemnity  Against  Creditors  Claims; No Assumption of Liabilities.
Seller has requested that Buyer waive the requirements of the bulk sales and transfer laws of the State of California. Seller and Shareholders agree to indemnify Buyer and save and hold Buyer harmless against all Damages (as defined in paragraph 17(c)) arising out of any claims made by creditors (including, without limitation, any Federal, state or local taxing authority) of Seller that relate to the Business, or that arise out of the failure to comply with any of such laws.

     6.    Closing Date Liabilities.

          (a) Seller and the Shareholders represent and warrant that, to the best of Seller's and Shareholders' knowledge and belief after diligent inquiry, all of Seller's liabilities, as of the Closing Date are listed on the Schedule of Liabilities attached hereto as Schedule 6(a) (the "LISTED LIABILITIES"). For purposes of this Agreement "LIABILITIES" shall mean and include all claims, lawsuits, liabilities, obligations or debts of any kind or nature whatsoever, whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition, whether or not asserted as of the date hereof, and whether or not of a type which would be reflected as a liability on a balance sheet (including, without limitation, federal, state and local taxes of any nature) in accordance with generally accepted accounting principles, consistently applied ("GAAP"), including without limitation, any liabilities relating to any Excluded Assets, malpractice or other tort claims, claims for breach of contract, any claims of any kind asserted by patients, former patients, employees and former employees of Seller or any other party that are based on acts or omissions by Seller occurring on or before the Closing Date, amounts due or that may become due in connection with the participation of Seller in the Medicare or Medicaid programs or due to any other health care reimbursement or payment intermediary, or that may be due by Seller to any other third party payor, accounts payable, notes payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest, and contractual obligations. Seller and Shareholders acknowledge that the Purchase Price for the Assets is based on the accuracy of Seller's and Shareholders' representations and warranties contained in this Agreement, including, but not limited to, Seller's and Shareholders' representations and warranties contained in this paragraph 6(a).

          (b) At the Closing, Buyer shall undertake to pay, discharge and perform, as and when due, the Listed Liabilities to the extent indicated as being assumed on Schedule 6(a) of the Seller (the "ASSUMED LIABILITIES"); provided, however, that Buyer shall not assume, be liable for, or have responsibility for Assumed Liabilities in an aggregate amount in excess of Six Hundred Forty Six Thousand Five Hundred ($646,500) Dollars (the "ASSUMED LIABILITY CAP"). In the event that, at any time following the Closing Date, Buyer shall have paid any amounts in excess of the Assumed Liability Cap, such amount shall constitute a Liabilities Deficiency under the provisions of paragraph 7 hereof. Except for the Assumed Liabilities, Buyer will not assume any, and Seller shall remain liable for each, liability of Seller arising out of any facts, circumstances, matters or occurrences existing on or prior to the Closing Date (whether or not known) ("CLOSING DATE LIABILITIES").

          (c) Without  limiting the generality of the provisions of subparagraph
(a) above, Buyer shall not assume the Contracts (as hereinafter defined in paragraph 14(b)), if any, set forth on Schedule 6(b), or any liabilities with respect thereto.

     7.   Right of Offset Against the Escrow Fund.

          (a)   Event of Deficiency. If:

               (i) Buyer pays for any liabilities in excess of the Assumed Liabilities Cap, then Seller and the Shareholders shall, jointly and severally, reimburse Buyer for such payment (a "LIABILITIES DEFICIENCY"); or

               (ii) the aggregate value of the Corporation's collectible accounts receivable as of the Closing Date is determined to be less than $470,000, as determined by actual net cash collections of such receivables during the twelve (12) month period immediately following the Closing Date, then Seller and Shareholders, jointly and severally, shall pay to Buyer the amount of such deficiency ("ASSET VALUE DEFICIENCY"); or

               (iii) Buyer is entitled to any payment pursuant to paragraph 3 above (an "ADJUSTMENT CLAIM");

               (iv) Buyer shall be entitled to be indemnified for any Damages pursuant to this Agreement ("INDEMNIFICATION CLAIMS", and together with any Liabilities Deficiencies, Asset Value Deficiencies and Adjustment Claims collectively "CLAIMS" and each, a "CLAIM"); or

then, and in any of such events, Buyer may provide written notice to Seller of the Claim, in which case Buyer shall be entitled to recover the amount of such Claim in accordance with the following procedure.

          (b) Procedure if Seller Fails to Pay. If Seller fails to pay any Claim in full to Buyer within ten (10) days from the date of such written notice (said ten (10) day period hereinafter referred to as the "NOTICE PERIOD"), Buyer shall have the right to make offset against the Escrow Fund, in accordance with the terms and conditions of the Escrow Agreement, in amounts from time to time equal to the amount of such Claim (subject, however, in the case of a "DISPUTE", to the provisions of paragraph 18 hereof applicable thereto), and Seller agrees to any such offset. Buyer's right to proceed against the Escrow Fund shall not be exclusive of any other rights or remedies that it may have under this Agreement, law, equity or otherwise.

          (c) Escrow Period.

               (i) The "ESCROW PERIOD" shall terminate twenty-four (24) months following the Closing Date.

               (ii) (A) On the first anniversary of the Closing Date, Seller shall receive an amount equal to the Escrow Fund, less (x) the amount of any Claims paid out of the Escrow Fund pursuant to paragraph 7(a) above, (y) any amounts withheld pursuant to clause (iii) below, and (z) the Claw-Back Amount.

                    (B) The balance, if any, of the Escrow Fund remaining (the "REMAINING ESCROW FUNDS") at the close of business on the last day of the Escrow Period, shall be disbursed to Seller within forty-five (45) days after the last day of the Escrow Period.

               (iii) Notwithstanding anything to the contrary contained in this subparagraph (c), if any Claim made by Buyer is in dispute at the time that any amounts are otherwise to be disbursed to Seller, then there shall be withheld from such amount to be disbursed and there shall be retained in the Escrow Fund, an amount such that there will be remaining in the Escrow Fund at least one and one-half times the amount of the Claim asserted by Buyer until the final settlement of such Claim or Claims.

          (e) Valuation of Shares. The value of any shares of IHS Stock delivered to Buyer in respect of any Claim shall be the Recalculated Value.

          (f) Sales from Escrow. At the request of the Shareholders, Buyer shall sell any shares of IHS Stock held in the Escrow Fund in the open market pursuant to an effective registration statement provided that Buyer shall be satisfied that proper procedures shall be undertaken to assure Buyer that at all times the shares of IHS Stock being sold or the proceeds thereof shall be held by the Buyer pursuant to the Escrow Agreement, subject to no Liens.

     8. Employees. It is expressly understood and agreed that Buyer's purchase of the Assets does not involve any undertaking on the part of Buyer to retain any of the employees of the Seller, although Buyer shall have the right to offer employment to any such employees. Seller shall remain fully responsible for any severance, benefits, costs or liabilities arising out of the termination by Seller of any of its employees, all of which liabilities shall constitute Closing Date Liabilities. Seller and the Shareholders shall also remain fully responsible for any benefits, costs or liabilities incurred or accrued prior to Closing with respect to each employee retained by Buyer.

     9. Closing Date. The consummation of the transactions contemplated by this Agreement is sometimes referred to as the "CLOSING", and the date on which such consummation occurs, including, without limitation, the execution and delivery of this Agreement by each of the parties hereto, is sometimes referred to as the "CLOSING DATE". Notwithstanding the foregoing, the Effective Date for the transactions contemplated by this Agreement shall be September 25, 1998.

     10. Asset Condition and Quality. Seller and the Shareholders, jointly and severally, represent, warrant and covenant that, as of the Closing Date, all physical Assets of Seller are free of material defects and in good working order, condition and repair, except for ordinary wear and tear, and conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

     11. Instruments of Conveyance and Transfer. At the Closing:

          (a) Seller will deliver to Buyer such bills of sale, assignments, motor vehicle certificates of title, and other good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer the Assets to Buyer as of the Closing Date, such documents to contain full warranties of title, and which documents shall be effective to vest in Buyer good, absolute, and marketable title to the Assets of the Business being transferred to Buyer by Seller, free and clear of all Liens, except for the Assumed Liabilities.

          (b) Simultaneously with such delivery, Seller will take all steps as may be requisite to put Buyer in actual possession, operation and control of the Assets to be transferred hereunder.

          (c) Seller will deliver to Buyer an opinion, dated the Closing Date, of its counsel, in substantially the form attached hereto as Schedule 11(c).

          (d) Seller will deliver a certificate of its Secretary or other officer certifying as of the Closing Date a copy of resolutions of its board of directors and, if applicable, its stockholders, authorizing the execution, delivery and full performance of this Agreement and the Transaction Documents (as defined in paragraph 14(a) below), and the incumbency of its officers.

     12. Sales and Transfer Taxes; Fees. All applicable sales, transfer, use, filing and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer or delivery of the Assets of the Business to be conveyed and transferred as provided herein, whether levied on Seller or Buyer, shall be borne by Seller.

     13. Restrictions on Operations of Seller. Seller and the Shareholders, jointly and severally, represent, warrant and covenant that, except as expressly disclosed on Schedules hereto, since the most recent Financial Statement Date referred to in paragraph 14(o) below, through the Closing Date, there has been no material adverse change in the condition (financial or otherwise) or prospects of the Seller or the Business, and Seller has not:

          (i) sold, assigned or transferred any Assets, except in the ordinary course of business, consistent with past practice;

          (ii) subjected any Assets to any Liens, except in the case of acquisitions in the ordinary course of business;

          (iii) entered into any contract or transaction binding the Business other than contracts or transactions entered into in the ordinary course of business, consistent with past practice;

          (iv) incurred any liabilities or indebtedness other than in the ordinary course of business, consistent with past practice;

          (v) except in the ordinary course of business, consistent with past practice, or otherwise to comply with any applicable minimum wage law, paid any bonuses, increased the salaries or other compensation of any of its employees, or made any increase in, or any additions to, other benefits to which any of such employees may be entitled;

          (vi) discharged or satisfied any Lien or encumbrance, or satisfied, paid or prepaid any material liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities, the failure to pay or discharge of which has caused or may cause any actual damage or risk of loss to the Corporation or the Assets;

          (vii) failed to collect any accounts receivable in the ordinary course of business, consistent with past practice;

          (viii) changed any of the accounting principles followed by it or the methods of applying such principles;

          (ix) canceled, modified or waived any debts or claims held by it, or waived any rights of substantial value other than in the ordinary course of business, consistent with past practice; or

          (x) issued any capital stock, or declared or paid or set aside or reserved any amounts for payment of any dividend or other distribution in respect of any equity interest or other securities, or redeemed or repurchased any of its capital stock or other securities, or made any payment to any of its affiliates except for payments of compensation in the ordinary course of business, consistent with past practice and disclosed to Buyer as such;

          (xi) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Authority (as such term in defined in paragraph 14(d) below) relating to it or its property or received any threat thereof; or

          (xii) entered into any material transaction other than in the ordinary course of business, consistent with past practice.

     14. Representations and Warranties by Seller and the Shareholders. As a material inducement to Buyer to execute and perform its obligations under this Agreement, Seller and Shareholder hereby, jointly and severally, represent and warrant to Buyer as follows as of the Closing Date:

          (a) Organization of Seller; Enforceability.

               (i) Seller is a corporation, organized, and in good standing, respectively, in the State of California, and is qualified to do business and is in good standing in each other State where the nature of its business or the assets held by it requires such qualification, and has requisite corporate power and authority to carry on its Business as presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement. Each of this Agreement and each agreement, instrument, certificate and document in connection with this Agreement or the transactions contemplated hereby ("TRANSACTION DOCUMENTS") constitutes the legal, valid and binding obligations of Seller, enforceable against it in accordance with its respective terms, subject to and limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application or of legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally. Seller does not have any subsidiaries.

               (ii) This Agreement and each Transaction Document to which each Shareholder is a party constitutes the legal, valid and binding obligations of each Shareholder, enforceable against each Shareholder in accordance with its terms, subject to and limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application or of legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally.

          (b) Consents. No authorization, consent, approval, license, exemption by, filing or registration with any Governmental Authority or of any party to any contract, agreement, instrument, commitment, lease, indenture or understanding (written, oral or implied) by which Seller or any of the Assets is bound ("CONTRACTS") or by which any Shareholder or any Shareholder's assets is bound ("SHAREHOLDER CONTRACTS") is necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by Seller or Shareholder.

          (c) Litigation. Except as set forth on Schedule 14(c), there are no actions, suits or proceedings affecting Seller or any of the Assets which are pending or threatened against Seller or affecting any of its properties or rights, at law or in equity, or before any Governmental Authority (as hereinafter defined), nor is Seller or any of its respective officers or directors or Shareholder aware of any facts which to them or their knowledge might reasonably be expected to result in any such action, suit or proceeding.

          (d) Compliance with Laws and Contracts. Seller is not in violation of, or in default under: any term or provision of its Articles of Incorporation or By-Laws; or any judgment, order, writ, injunction, decree, statute, law, rule, regulation, directive, mandate, ordinance or guideline ("GOVERNMENTAL REQUIREMENTS") of any Federal, state, local or other governmental or quasi-governmental agency, bureau, board, council, administrator, court, arbitrator, commission, department, instrumentality, body or other authority ("GOVERNMENTAL AUTHORITIES"); or of any Contract. The execution and delivery by Seller and each Shareholder of, and the performance and compliance by each of them with this Agreement, and the Transaction Documents and the transactions contemplated hereby and thereby, does not and will not result in the violation of or conflict with or constitute a default under any such term or provision or result in the creation of any Lien on any of the properties or assets of Seller or any Shareholder pursuant to any such term or provision or any term or provision of any Governmental Requirement by which any Shareholder is bound or of any Shareholder Contract.

          (e) Corporate Acts and Proceedings. The execution, delivery and performance of this Agreement and each of the Transaction Documents, and the transactions contemplated hereby and thereby, including the sale and transfer of the Assets by Seller as provided for in this Agreement, have been approved and consented to by the Board of Directors of Seller and, if applicable, by the requisite number of holders of its outstanding capital stock, and all action required by any applicable Governmental Requirement by the stockholders of Seller with regard thereto have been appropriately authorized and accomplished.

          (f) Title to Assets. Seller has good and marketable title to all of the Assets, free and clear of all Liens except for the Assumed Liabilities.

          (g) Contracts. Set forth on Schedule 14(g) hereto is a list of all material Contracts of Seller including, without limitation, each:

               (i) contract, agreement or commitment for the employment or retention of, or collective bargaining, severance or termination of or with, any director, officer, employee, consultant, sales representative, or agent or group of employees, or any non-competition, non-solicitation, confidentiality or similar agreement with any such person or persons;

               (ii) contract, agreement or arrangement for the acquisition or disposition of any assets, property or rights outside the ordinary course of business or requiring the consent of any party to the transfer and assignment of any such assets, property or rights (by purchase or sale of assets, purchase or sale of stock, merger or otherwise), that is executory or that was entered into during the three (3) year period ending on the date hereof;

               (iii) contract, agreement or commitment which contains any provisions requiring the Seller or the Business to indemnify or act for any other person or entity or to guaranty or act as surety for any other person or entity;

               (iv) contract, agreement or commitment restricting the Seller or the Business from, or in favor of either of the Seller or the Business and restricting any other person or entity from, conducting business anywhere in the world for any period of time or restricting the use or disclosure of any confidential or proprietary information or prohibiting the solicitation of business or of employees, agents or others;

               (v) partnership, joint venture or management contract or similar arrangement, or agreement which involves a right to share profits or future payments with respect to the Business or any portion thereof or the business of any other person or entity;

               (vi)  licensing,   distributor,   dealer,  franchise,   sales  or
manufacturer's representative, agency or other similar contract, arrangement or commitment;

               (vii) contract, agreement or arrangement granting a leasehold or other interest in real property, including without limitation, subleases, licenses and sublicenses (the "LEASES");

               (viii) profit sharing, thrift, bonus, incentive, deferred compensation, stock option, stock purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement applicable to any employee, consultant or agent of the Seller or the Business not covered by clause (i) above;

               (ix) agreement, consent order, plea bargain, settlement or stipulation or similar arrangement with any Governmental Authority;

               (x) agreement with respect to the settlement of any litigation or other proceeding with any third person or entity;

               (xi) agreement relating to the ownership, transfer, voting or exercise of other rights with respect to any equity in the Seller, or any other entity, including without limitation, registration rights agreements, voting trust agreements and shareholder and proxy agreements;

               (xii) contract, agreement or commitment to provide services or products, or

               (xiii) agreement not made in the ordinary and normal course of business and consistent with past practice, or involving consideration in excess of $25,000 in each case, that is not set forth in subsections (i) through (xii) above.

     To the best of Seller's and Shareholders' knowledge, no party to any Contract other than Seller is in default under any Contract. Seller has delivered to Buyer true and complete copies of each written Contract (or a description of each oral Contract) requested by Buyer.

          (h) Brokers. Seller has been represented solely by the Broker, and as a result a brokerage commission payable by Seller to the Broker as set forth in paragraph 2(b)(ii) above is due, and no broker or finder is entitled to any additional broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Seller.

          (i) Employment Contracts; Employees. There are no Contracts of employment between Seller and any officer or other employee of the Business, except as set forth on Schedule 14(g)(i) above. The name, position, current rate of compensation and any vacation or holiday pay, sick pay, personal leave, severance and any other compensation arrangements or fringe benefits, of each current employee, sales representative, consultant and agent of the Seller, contained on the Schedule of Personnel Payrates and Advances attached hereto as
Schedule 14(i) is accurate and complete. No employee, consultant or agent of the Seller has any vested or unvested retirement benefits or other termination benefits, except as described on Schedule 14(i). Since the date that is two (2) years prior to the Closing Date, there has been no material adverse change in the relationship between the Seller and its employees, nor any strike or labor disturbance by any of such employees affecting the Business and there is no indication that such a change, strike or labor disturbance is likely. No employees of the Seller are represented by any labor union or similar organization in connection with their employment by or relationship with, Seller, and to the knowledge of the Seller and Shareholder, there are no pending or threatened activities the purpose of which is to achieve such representation of all or some of such employees, and there are no threats of strikes, work stoppages or pending grievances by any such employees. Seller is not party to any collective bargaining or other labor contracts.

          (j) Employee Benefit Plans. Except as set forth on Schedule 14(j), Seller has no pension, bonus, profit-sharing, or retirement plans for officers or employees of the Business, nor is Seller required to contribute to any such plan. Without limiting the generality of the foregoing, Seller does not maintain or make contributions to and has not at any time in the past maintained or made contributions to any employee benefit plan which is subject to the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to any multi-employer plan subject to the terms of the Multi-Employer Pension Plan Amendment Act of 1980 (the "MULTI-EMPLOYER ACT").

          (k) Insurance. All inventories, buildings and fixed assets owned or leased by the Seller are and will be adequately insured against fire and other casualty through the Closing Date. The information contained on the Schedule of Insurance Policies, attached hereto as Schedule 14(k), is accurate and complete.
Schedule 14(k) also sets forth any claims made under any of the insurance policies referred to above or increases in premiums therefore during the past two years. True and complete copies of all policies of fire, liability and other forms of insurance held or owned by the Seller or otherwise in force and providing coverage for the Business or any of the Assets (including but not limited to medical malpractice insurance, and any state sponsored plan or program for worker's compensation) have been delivered to Buyer. Such policies are owned by and payable solely to the Seller, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date, and all premiums due on or before the Closing Date in respect thereof have been paid.

          (l) Disclosure. No representation or warranty by Seller or any Shareholder in this Agreement or in any Transaction Document, contains any untrue statement of material fact or omits to state any material fact, of which any Shareholder or Seller or any of its officers, directors or stockholders has knowledge or notice, required to make the statements herein or therein contained not misleading.

          (m) Officers, Directors and Shareholders of Seller. As of the Closing Date, the Shareholders are the sole shareholders of Seller and the following individuals are all of the officers and directors of Seller:

         Name                                 Office/Position
         ----                                 ---------------

         Robert D. Walter                     President
         Marcia Hendry-Walter                 Vice President/Treasurer
         Paul A. Bernou                       Secretary

          (n) Inventory and Fixed Assets. The information contained on the Schedule of Inventory and Fixed Assets as of the most recent Financial Statement Date, attached hereto as Schedule 1(a)(ii), is accurate and complete.

          (o) Tax Returns and Financial Statements. Seller has furnished Buyer with its tax returns (the "TAX RETURNS") for the period(s) ended September 30, 1997, and has furnished Buyer with its financial statements (the "FINANCIAL STATEMENTS") for the periods ended September 30, 1996, September 30, 1997 and June 30, 1998 (the "FINANCIAL STATEMENT DATES"), copies of which are attached hereto as Schedule 14(o). The Financial Statements: (i) are in accordance with the books and records of the Seller; (ii) fairly present the financial condition of the Seller at such date and the results of its operations for the periods specified; (iii) were prepared in accordance with GAAP applied on a basis consistent with prior accounting periods; (iv) with respect to all Contracts of the Seller, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to any balance sheets, disclose all of the liabilities of the Seller at the Financial Statement Dates and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subparagraph, if expressly disclosed on an Schedule to this Agreement. The income statements included in the Financial Statements do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business, consistent with past practice, except as expressly specified therein, and such Financial Statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

          (p) Supplemental Tax Information. Seller has furnished Buyer with its most recent (i) tax registration certificates (if required), and (ii) tax returns required of it by the federal government and each state or other locality in which it conducts business, which tax returns in all instances where applicable include, but shall not be limited to franchise taxes, federal, state and local tangible personal property tax returns, and federal, state and local sales tax returns, which registration certificates and tax returns are set forth, collectively, on the Schedule of Supplemental Tax Information, attached hereto as Schedule 14(p).

          (q) Adverse Business Developments. No notice has been received by Seller or Shareholder of any new or substantially expanded firm or individual engaged in a business directly competitive to Seller in its primary service area within six (6) months before the date hereof. Neither Seller nor any Shareholder has received, either orally or in writing, any notice specific to it of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity engaged in by Seller, nor has Seller or any Shareholder received, or been threatened with, any claim for refund specific to it in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Proceedings attached hereto as Schedule 14(q).

          (r) Relationships. Except as disclosed on Schedule 14(r), neither Seller, its officers, directors and employees, nor any Shareholder and no member of any of their respective immediate families, and no person or entity which is controlled by, under common control with, or controlling any of them (each, an "AFFILIATE") has, or at any time within the last two (2) years has had, a material ownership interest in any business, corporate or otherwise, that is a party to, or in any property that is the subject of, business relationships or arrangements of any kind relating to the operation of the Business. Except as disclosed on Schedule 14(r), no Affiliate of Seller or any Shareholder is guaranteeing any obligations of the Seller.

          (s) Assets Comprising the Business. The Assets are all of the tangible and intangible properties (real, personal and mixed), including, without limitation, all licenses, intellectual property, permits and authorizations, and contracts that are necessary or material to the operation of the Business as now operated. The quantities of inventory and supply items included in the Assets are reasonable in light of the present and anticipated volume of the Business of the Seller in the ordinary course of the business of the Seller, consistent with past practice, as determined by the Seller in good faith and consistent with past practice.

          (t) Questionable Payments. Seller has not, and to the knowledge of the Seller and each Shareholder, none of their Affiliates or employees have offered, made or received any illegal or unlawful payment, bribe, kickback, political contribution or other similar questionable payment for any referrals or otherwise in connection with the ownership or operation of the Business, including, without limitation, any of the same that would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended.

          (u) Reimbursement Matters. Seller, to the extent necessary to conduct its business in a manner consistent with past practice, is qualified for participation in the Medicare and Medicaid programs. Except as disclosed on
Schedule 14(u), (i) Seller nor any Shareholder has received any notice of denial or recoupment from the Medicare or Medicaid programs, or any other third party reimbursement source (inclusive of managed care organizations) with respect to products or services provided by it, (ii) to Seller's and Shareholders' knowledge, there is no basis for the assertion after the Closing Date of any such denial or recoupment claim, and (iii) neither Seller nor any Shareholder has received notice from any Medicare or Medicaid program or any other third party reimbursement source (inclusive of managed care organizations) of any pending or threatened investigations or surveys with respect to, or arising out of, products or services provided by Seller or otherwise, and to the knowledge of Seller and Shareholder, no such investigation or survey is pending, threatened or imminent.

          (v) Environmental Compliance. Except as disclosed on Schedule 14(v), at all times during Seller's ownership of the Business, the Business has not been, and currently is not, in violation of any environmental Governmental Requirement and no notice has ever been served upon Shareholder or Seller, their agents or representatives or any prior owner of the Business, claiming any violation of any Governmental Requirement concerning the environmental state, condition or quality of any real or personal property related to the Business, or requiring or calling attention to the need for any work, repairs or demolition on or in connection with any of the real property in order to comply with any governmental requirement concerning the environmental or healthful state, condition or quality of the real property.

          (w) Questionnaires. The healthcare law questionnaire heretofore delivered to the Seller by Buyer attached hereto as Exhibit 14(w) (the "QUESTIONNAIRE") has been fully and accurately completed and does not contain any material misstatement of any fact and does not omit any fact that would have to be stated in order not to render any response to such questionnaire materially misleading.

     15. Representations and Warranties of Buyer and IHS. Buyer and IHS each represent and warrant to Seller and Shareholder that:

          (a) Due Organization. Each of Buyer and IHS is a duly organized, valid corporation under the laws of the State of Delaware.

          (b) Due Authority. Each of Buyer and IHS is duly authorized by law and corporate policy and approval to: (i) enter into this Agreement and each Transaction Document; (ii) make all warranties and representations made by each of them herein; and (iii) deliver all consideration provided for under the terms hereof.

          (c) Binding Authority. All signatories and agents designated as agents/officers for Buyer and IHS for signing purposes have the authority to bind Buyer and IHS, as the case may be, to the terms of this Agreement.

          (d) Binding Agreement. This Agreement is, and when executed and delivered by Buyer and IHS at the Closing, each of the Transaction Documents executed by Buyer and IHS will be, the legal, valid and binding obligation of Buyer and IHS, enforceable against Buyer and IHS in accordance with their respective terms. Each of Buyer and IHS will continue the historic business of the Seller or will use a significant portion of the Assets in a Business.

          (e) Brokers. No broker or finder has acted for the Buyer or IHS in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with the Buyer or IHS.

          (f) IHS Stock. IHS has duly authorized and reserved for issuance the IHS Stock to be issued in connection herewith, and when issued in accordance with the terms of paragraph 4, such IHS Stock will be validly issued, fully paid and nonassessable.

          (g) SEC Documents. IHS has furnished the Seller and the Shareholders with a correct and complete copy of its report on Form 10-K for its fiscal year ended December 31, 1997 (the"10-K"), its reports on Form 10-Q for its fiscal quarters ended March 31, 1998 and June 30, 1998 (the"10-QS"), and its proxy statement prepared in connection with its annual meeting held on May 22, 1998 (the "PROXY STATEMENT"). As of their respective dates, none of the 10-Ks, 10-Qs, and Proxy Statements and no press release or other schedule or report required by IHS to be publicly disclosed or filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1998 (all of the foregoing being the "SEC DOCUMENTS") contained any untrue statements, or omitted to make any disclosures, which, in light of the circumstances would render any of such documents materially misleading, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Exchange Act, and the rules and regulations promulgated by the Commission thereunder.

          (h) Absence of Conflicting Agreements. Neither the execution or delivery of this Agreement and, as of the Closing Date, the execution and delivery of the Transaction Documents, by Buyer nor the performance by Buyer of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of or a default under (a) the Certificate of Incorporation or By-laws of Buyer, or (b) any law, rule, judgment, order, writ, injunction, or decree of any court currently in effect applicable to Buyer, or (c) any Governmental Requirement applicable to Buyer, or (d) any agreement, indenture, contract or instrument to which the Buyer is now a party or by which any of the assets of Buyer is bound.

          (i) Consents. Except as set forth on Schedule 15(i), no authorization, consent, approval, license, exemption by, filing or registration with any Governmental Authority, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by Buyer.

     16. Survival of Representations and Warranties. The representations and warranties of Seller, Shareholders, and Buyer contained in or made pursuant to this Agreement shall survive the execution of this Agreement.

     17. Restrictive Covenants.

          (a) Non-Compete. Each of Seller and each Shareholder hereby agree that until the fifth (5th) anniversary of the Closing Date (the "RESTRICTED PERIOD"), it, he or she will not, directly or indirectly, except to the extent expressly required pursuant to any Shareholder's obligations as an employer or contractor of Buyer, own, manage, operate, join, control or participate, or have a proprietary interest in, the ownership, management, operation or control, of or be connected with, in any manner, any home health care business (including, without limitation, the provision of respiratory medications, respiratory rental equipment, durable medical equipment, respiratory therapy services and other health care products and services to persons at their homes) that provides services or products (including, without limitation, through the mail or courier service) within fifty (50) miles of any location set forth on the Schedule of Locations attached hereto as Schedule 17(a).

          (b) Confidential Information. Certain confidential and proprietary information is included within the Assets ("TRADE SECRETS"), including, without limitation, with respect to some or all of the following categories of information: (i) financial information, including but not limited to information relating to earnings, assets, debts, prices, pricing structure, reimbursement matters, volume of purchases or sales or other financial data whether related to Seller or generally, or to particular products, services, geographic areas, or time periods; (ii) supply and service information, including but not limited to information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, may yield advantages to the Buyer, details of which are not generally known;
(iii) marketing information, including but not limited to information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Seller, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions; (iv) personnel information, including but not limited to information relating to employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information; (v) customer and patient information, including but not limited to information relating to names, addresses or backgrounds of past, existing or prospective clients, customers, payors, referral sources, and patients, records of agreements and prices, proposals or agreements between any of them and Seller, status of accounts or credit, patients' medical histories or related information as well as customer lists; and (vi) inventions and technological information, including but not limited to information related to proprietary technology, trade secrets, research and development data, processes, formulae, data and know-how, improvements, inventions, techniques, and information that has been created, discovered or developed, or has otherwise become known to Seller or any Shareholder, and/or in which property rights have been assigned or otherwise conveyed to Seller, which information has commercial value in the business in which the Seller is engaged. Seller and each Shareholder shall hold all Trade Secrets in confidence and will not discuss, communicate or transmit to others, or make any unauthorized copy of or use any of the Trade Secrets; and will take all reasonable actions that Buyer deems reasonably necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the Buyer's interest in the Trade Secrets. The foregoing does not apply to information that by means other than deliberate or inadvertent disclosure by Seller, any Shareholder or any of their respective Affiliates, becomes well known to the public; or disclosure compelled by judicial or administrative proceedings after they afford Buyer the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

          (c) Non-Solicitation and Non-Pirating. Each of Seller and each Shareholder hereby agrees that, during the Restricted Period it, he or she will not, directly or indirectly, for itself, himself or herself or on behalf of any other person, firm, entity or other enterprise: (i) solicit or in any way divert or take away any person or entity that, prior to the Closing Date, was a patient, client, customer, payor, referral source, facility or patient of the Seller; or (ii) hire, entice away or in any other manner persuade any person who was an employee, consultant, representative or agent of the Seller prior to the Closing Date, to alter, modify or terminate their relationship with the Buyer.

          (d) Necessary Restrictions. Each of Seller and each Shareholder acknowledge that the restrictions contained in this Agreement are reasonable and necessary to protect the legitimate business interests of the Buyer and that any violation thereof by any of them would result in irreparable harm to the Buyer, and that damages in the event of any such breach of this Agreement will be difficult, if not impossible, to ascertain. Accordingly, each of the Seller and each Shareholder agree that upon the violation of any of the restrictions contained in this Agreement, the Buyer shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise, without the necessity of posting any bond or other security whatsoever. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

          (e) Remedies For Breach. Each of the Seller and each Shareholder acknowledges that the covenants contained in this Agreement are independent covenants and that any failure by the Buyer to perform its obligations under this Agreement or any other agreement shall not be a defense to enforcement of the covenants contained in this Agreement, including but not limited to a temporary or permanent injunction.

     18. Indemnification; Remedies.

          (a) Indemnification by Seller and the Shareholders. Seller and the Shareholders shall, jointly and severally, indemnify and hold harmless at all times Buyer and its stockholders, directors, officers, employees, agents and assigns, from and against any Damages (as hereinafter defined) arising out of:
(i) any inaccurate representation made by Seller or Shareholder in, pursuant to or under this Agreement or any Transaction Document; (ii) any breach of any warranty made by Seller or any Shareholder in, pursuant to or under this Agreement or any Transaction Document; (iii) any breach or default in the performance by Seller or any Shareholder of any of the covenants to be performed by Seller or any Shareholder hereunder or in any Transaction Document; and (iv) any Closing Date Liabilities (other than Assumed Liabilities).

          (b) Indemnification by Buyer. Buyer shall indemnify and hold harmless at all times Seller or Shareholders from and against any Damages arising out of:
(i) any inaccurate representation made by Buyer in, pursuant to or under this Agreement; (ii) any breach of any warranty made by Buyer in, pursuant to or under this Agreement; and (iii) any breach or default in the performance by Buyer of any of the covenants to be performed by Buyer hereunder.

          (c) Definition of Damages. The term "DAMAGES" as used herein shall include any demands, claims, actions, deficiencies, losses, delinquencies, defaults, assessments, fees, costs, taxes, expenses, debts, liabilities, obligations, settlements, penalties, and damages, including, without limitation, counsel fees incurred in investigating or in attempting to avoid or oppose the imposition thereof. The term "Damages" shall include, but shall not be limited to, any Claims, (as defined in paragraph 7 hereof).

          (d) Remedies.

               (i) Buyer's Remedies. Seller and each Shareholder shall make payment of any Claim made against it, him or her by no later than the last day of the Notice Period as provided in paragraph 7(b) above.

               (ii) Seller's Remedies. If Seller or Shareholders make written request to Buyer for the payment of Damages, then Buyer shall pay to Seller or the Shareholders the amount of Damages requested within ten (10) days from the date that such notice is delivered to Buyer (also a "NOTICE PERIOD").

               (iii) Notice of Dispute. Notwithstanding the foregoing provisions of this subparagraph (d), if a party (the "DEMANDING PARTY") serves a request for payment on the other party (the "OBLIGATED PARTY"), the Obligated Party shall have the option to provide written notice to the Demanding Party (the "NOTICE OF DISPUTE") within the applicable Notice Period that the Obligated Party disputes, in good faith, the validity or amount of the Damages set out in the request for payment of Damages, and if the affected parties cannot agree on the validity or amount of such Damages within ten (10) days following the Notice Period, the dispute as to the validity or amount of such claim or liability (the "DISPUTE") shall be settled as set forth in subparagraph (e) of this paragraph 18, with the non-prevailing party bearing the prevailing party's costs of arbitration if such Dispute is resolved by arbitration.

               (iv) Arbitration. If arbitration is required pursuant to this paragraph 18, Buyer, on the one hand, and the affected Seller and Shareholders, on the other hand, each shall select an arbitrator within ten
     (10) business days after the Notice of Dispute is delivered; those two arbitrators will then select a third arbitrator; and the three arbitrators so chosen will determine the validity of the claim for Damages. If Seller or Buyer delays in appointing an arbitrator when required, and ten (10) days or more has elapsed, the arbitrator appointed by the other party shall arbitrate the dispute. If the Seller and the Shareholders shall be subject to a Dispute with Buyer and IHS, they shall, unless Buyer and IHS elect otherwise in their sole and absolute discretion, be required to act as a group with respect to any and all rights and obligations with respect to the resolutions of the Dispute as provided in this paragraph 18 and Representative shall have the authority to settle such Dispute and/or any Claims on behalf of such group.

          (e) Settlement of Disputes.

               (i) Disputes Not Involving Third Parties. If a Dispute involves claims not involving any third party, Buyer and Seller or Shareholders shall settle the Dispute by submitting the same to binding arbitration.

               (ii) Disputes Involving Claims Made by Third Parties. If a Dispute involves claims made by one or more third parties (a "THIRD PARTY CLAIM"), the party asserting its right to indemnification for such Third Party Claim shall give written notice to the other party as soon as practical after such asserting party receives notice of such Third Party Claim; provided, however the failure to timely give such notice shall not affect such party's right to indemnification except to the extent the party to receive the notice is damaged by such delay. Upon such notice to Seller or Shareholder, Buyer and Seller and/or Shareholders shall submit the Dispute to arbitration, and the following procedures shall apply:

                    (A) Solely for purposes of determining the party responsible for defending the Third Party Claim, the arbitrators shall deem such Third Party Claim to be valid (although such consideration shall not be an admission by any party as to any liability to any party). The arbitrators then shall decide which party shall be liable for the Third Party Claim if it is successfully prosecuted by such third party or parties, and the decision of such arbitrators with respect to such liability shall be final and binding as among the parties. (Such party determined to be liable for such claim sometimes shall be referred to herein as the "RESPONSIBLE PARTY".)

                    (B) If the Responsible Party refuses to settle (and pay the settlement amount of) the Third Party Claim immediately, then the Responsible Party immediately shall select one of the following two options:

                    Option  One:  The  Responsible  Party,  at  the  Responsible
               Party's sole expense and risk, can assume the defense of the Third Party Claim, provided the Responsible Party first places in escrow, in favor of the other party, adequate collateral (as determined by the arbitrators on consideration of all relevant facts) to protect the other party from all Damages with respect to such Third Party Claim (in which case the other party immediately shall be reimbursed by the Responsible Party for any amount the other party is required to pay with respect to such Third Party Claim; or

                    Option  Two:  The  Responsible  Party,  at  the  Responsible
               Party's expense and risk, can co-defend the Third Party Claim with the other party, with the Responsible Party also responsible for paying all costs incurred by the other Party in connection with such defense, including, without limitation, the legal fees and expenses of the other party's counsel for its reasonable involvement in such defense. If the other party is found to be liable for any portion of such Third Party Claim, the Responsible Party immediately shall reimburse the other party for any amount required to be paid by the other party with respect thereto; provided, however, if the Responsible Party selects this option, the Responsible Party shall attempt diligently to have the other party removed as a party to any legal action involving the Third Party Claim (and, upon such removal, the involvement of the other party's counsel shall cease unless requested by the Responsible Party or the Responsible Party's counsel); and

                    (C) No party may settle any Third Party Claim without the prior consent of the other parties hereto unless the settlement will not have a material adverse effect on the other party hereto. The parties will resolve any Dispute with respect to any such proposed settlement in accordance with this paragraph 18.

                    (D) Any party responsible for defending a Third Party Claim shall proceed with diligence and in good faith with respect thereto.

                    (E) Nothing contained in this paragraph 18(e)(ii) shall prevent any party from assuming control of the defense and/or settling any Third Party Claim against it for which indemnification is not sought under this Agreement.

     19. Use of Corporate and Fictitious Names. Seller and the Shareholders, jointly and severally, agree to take all actions necessary to assist Buyer in obtaining the rights to use the corporate name and any fictitious names used in its conduct of any of the Business, including but not limited to the execution of any assignments and consents to use such name. If Buyer attempts to use such name, Seller shall consent to Buyer's use of such name if such consent is required by any state, county or local governmental authority.

     20. Prepaid Items; Deposits; Etc. All prepaid insurance premiums, rent and utility deposits, and similar items paid by or owing to the Seller by any person, shall be considered to be part of the Assets being purchased by Buyer and, on consummation of the transactions contemplated by this Agreement, shall be the property of Buyer.

     21. Post-Closing Requirements of Seller and Buyer.

          (a) Final Financial Information. Not later than sixty (60) days following Closing, Seller, at Seller's sole cost and expense, shall deliver to Buyer (to the attention of Gayle Lamson) "FINAL FINANCIAL INFORMATION", which shall include:

               (i) a balance sheet of Seller as of the Effective Date prepared in accordance with

         GAAP;

               (ii) an income statement of Seller for the period commencing on the date succeeding the last day of the most recent Financial Statement Date and ending on the Effective Date which agrees with the balance sheet submitted at Closing;

               (iii) an inventory of fixed assets of Seller as of the Effective Date which agrees with the balance sheet submitted at Closing; and

               (iv) a listing of resale inventory of Seller as of the Effective Date which agrees with the balance sheet submitted at Closing.

               (v) a cash settlement summary of Seller in a form provided by Buyer.

          (b) Liabilities Deficiency. If all such Final Financial Information or if any document, instrument or agreement required to be delivered in accordance with paragraph 10(a), including, without limitation, original motor vehicle certificates of title property endorsed, is not delivered to Buyer within sixty
(60) days following Closing, Seller and Shareholder shall be liable to Buyer in an amount equal to $500.00 for each day after such sixty (60) day period until all such Final Financial Information and such documents, instruments and agreements are delivered to Buyer, and such liability shall constitute a Liabilities Deficiency under the provisions of paragraph 7, above.

          (c) Wells Fargo Bank Line of Credit. No later than two (2) business days following Closing, Seller will provide Buyer with the current outstanding balance (the "Wells Fargo Balance") of that certain Line of Credit Agreement between Seller and Wells Fargo Bank, dated . Buyer shall pay the Wells Fargo Balance no later than five (5) business days following the receipt from Seller of the Wells Fargo Balance. In addition, Seller shall use its best efforts to have UCC-3 Termination Statements filed with the Secretary of State of California and the County Clerk in each applicable jurisdiction.

     22. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement other the affiliates entitled to indemnification pursuant to paragraph 18.

     23. Expenses. Except as otherwise stated herein, each of the parties shall bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

     24. Notices. All notices, consents, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party or parties entitled to receive the notice or three (3) business days after sent by certified or registered mail, postage prepaid, or on the business day after sent by nationally recognized overnight courier, in each case, properly addressed to the party or parties entitled to receive such notice at the address stated below:

            to Seller:                         c/o Robert D. Walter
                                               P. O. Box 6564
                                               Incline Village, Nevada 89450

            to the Shareholders:               Robert D. Walter
                                               Marcia Hendry Walter
                                               P. O. Box 6564
                                               Incline Village, Nevada 89450

                                               Paul A. Bernou
                                               2610 Otis Drive
                                               Alameda, CA 94501

                  with a copy to:              Mark T. Schieble
                                               Foley & Lardner
                                               One Maritime Plaza, Sixth Floor
                                               San Francisco, CA 94111-3404

                  to Buyer:                    c/o RoTech Medical Corporation
                                               4506 L.B. McLeod Road, Suite F
                                               Orlando, FL 32811
                                               Attention: Stephen P. Griggs

                  with copies to:              Integrated Health Services, Inc.
                                               10065 Red Run Boulevard
                                               Owings Mills, MD 21117
                                               Attn: Marshall Elkins
                                                         and

                                               Blass & Driggs
                                               461 Fifth Avenue
                                               New York, NY 10017
                                               Attn: Andrew S. Bogen

     25. Choice of Law. The laws of the State of California applicable to contracts executed, delivered and to be fully performed in such State govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     26. Sections and Other Headings. Section, paragraph, and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     27. Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one instrument.

     28. Gender. All gender employed in this Agreement shall include all genders, and the singular shall include the plural and the plural shall include the singular whenever and as often as may be appropriate.

     29. Parties in Interest. This Agreement shall be binding on and shall inure to the benefit of, and be enforceable by, Seller, Shareholder and Buyer and their respective successors and assigns. Buyer shall be entitled to assign its rights under this Agreement and the Transaction Documents after the Closing. Seller and the Shareholders may not assign this Agreement or any of their rights hereunder without the prior consent of Buyer.

     30. Entire Agreement. This Agreement including all Schedules and Exhibits hereto, and all Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, restrictions, warranties, or representations between the parties with respect to the subject matter hereof other than as set forth herein or as herein provided.

     31. Performance. In the event of a breach by Seller or any Shareholder of any of their respective obligations hereunder, the Buyer shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and each of Seller and each Shareholder hereby waives the defense that there may be an adequate remedy at law.

     32. Waiver, Discharge, Etc. This Agreement and the Transaction Documents and the obligations hereunder and thereunder shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement or any Transaction Document shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or such Transaction Document, as the case may be, or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement or any Transaction Document shall be held to be a waiver of any other or subsequent breach.

     33. Cooperation; Further Assistance. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed or delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably requested or necessary to carry out the intent and purpose of this Agreement, and to vest in Buyer good title to, possession of and control of all the Assets.

     34. Joint and Several. Seller and the Shareholders shall be jointly and severally liable for all representations, warranties and obligations, including, without limitation, indemnification obligations, and covenants made by any of them pursuant to this Agreement, including, without limitation, any made pursuant to any Transaction Document. For all purposes of this Agreement, any representation or warranty that is qualified to be "to the knowledge of Seller" or by a requirement that Seller shall have received "notice" of any matter, or any similar qualification shall be deemed to include the knowledge of the Shareholder or notices to the Shareholders, as the case may be.

     35. Independent Legal Counsel; Tax-Free Qualification. Seller and each Shareholder represent and warrant that each party has had the opportunity to seek the advice of independent legal counsel prior to signing this Agreement, and that the Buyer has recommended to Seller and each Shareholder that such party obtain legal counsel. In addition, Seller and each Shareholder hereby acknowledge that the Buyer has made no representations or warranties herein with respect to the qualification of the transactions contemplated by this Agreement and the Transaction Documents as a "reorganization" under ss.368(a)(1)(c) of the Code.

     36. Representative. Notwithstanding anything contained herein to the contrary, each of Seller and each Shareholder hereby designates Robert D. Walter and each of Seller and each Shareholder hereby accepts the designation of Robert
D. Walter as the representative of the Seller and Shareholders (the "REPRESENTATIVE") to act for and on behalf of the Seller and Shareholders as provided in this Agreement. Each of Seller and each Shareholder shall be bound by all actions taken or omitted by the Representative on behalf of any Seller or Shareholder, and each of Seller and each Shareholder shall be deemed to have received notice deemed given or payment made to the Representative in accordance with the notice provisions of this Agreement on the date deemed given or the date paid to the Representative, and Buyer shall be entitled to rely on all notices and consent given, and all settlements entered into on behalf of Seller or any Shareholder to the extent authorized pursuant to the terms of this Agreement notwithstanding any objections made by any Seller or Shareholder prior to, concurrently with or subsequent to the giving of any such notice or consent or the settlement of any such matter. The Representative may be replaced only if and when Seller and all of the Shareholders shall notify Buyer that a new individual person (named in such notice) has been unanimously selected by them to be to be the new Representative, in which case such new person shall thereafter be the Representative.

     37. Drafting. Buyer's counsel has drafted this Agreement and the other Transaction Documents as a matter of convenience for the parties hereto; and the parties hereto have carefully reviewed and negotiated the terms of this Agreement and the Transaction Documents; and accordingly any drafting errors, ambiguities or inconsistencies shall not be interpreted against Buyer.

                       [SIGNATURES ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.

INTEGRATED HEALTH SERVICES, INC.                  BUYER:
                                                  INTEGRATED OF GARDEN
                                                  TERRACE, INC.

                                                  /s/ MARK KOVINSKY
                                                  ------------------------------

By: /s/ MARK KOVINSKY                             By: /s/ MARK KOVINSKY
   ------------------------------                    ---------------------------
Name: Mark Kovinsky                               Name: Mark Kovinsky
Title: SVP                                        Title: SVP


                                                  SELLER:

                                                  ACCUCARE MEDICAL
                                                  CORPORATION


                                                  By: /s/ ROBERT D. WALTER
                                                     ---------------------------
                                                  Name: Robert D. Walter
                                                  Title: President

                                                  SHAREHOLDERS:


                                                  /s/ ROBERT D. WALTER
                                                  ------------------------------
                                                  Robert D. Walter

                                                  /s/ MARCIA HENDRY-WALTER
                                                  ------------------------------
                                                  Marcia Hendry-Walter

                                                  /s/ PAUL A BERNOU
                                                  ------------------------------
                                                  Paul A. Bernou

     The undersigned hereby agrees to be bound by, and jointly and severally liable with Paul A. Bernou with respect to, all of the provisions of the preceding agreement; provided, however, that the Buyer and IHS shall have recourse solely to the undersigned's interest, if any, in any considerations received or to be received by Paul A. Bernou arising out of the transactions contemplated by such agreement, and any proceeds of, or distributions made in respect of, any of such consideration.

                                                  /s/ CARI L. BERNOU
                                                  ------------------------------
                                                  Cari L. Bernou

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
--------------------------------------------------------------------------------

State of California
                         } ss

County of San Francisco

On September 28, 1998, before me, David Bonner, Notary Public personally appeared Robert D. Walter/President and Shareholder

                                        [X] personally known to me
                                        --   proved   to  me  on  the  basis  of
                                        satisfactory evidence

                                        to   be   the  person(s)  whose  name(s)
                                        is/are   subscribed   to   the   within
                                        instrument  and  acknowledged to me that
                                        he/she/they   executed   the   same   in
[SEAL]                                  his/her/their  authorized capacity(ies),
DAVID BONNER                            and  that  by his/her/their signature(s)
COMMISSION #1192886                     on  the instrument the person(s), or the
NOTARY PUBLIC-CALIFORNIA                entity   upon   behalf   of   which  the
SAN FRANCISCO COUNTY                    person(s)    acted,     executed    the
MY COMM. EXPIRES AUG 14, 2002           instrument.

                                        WITNESS my hand and official seal.

                                        /s/ David Bonner
                                        -------------------------------------
Place Notary Seal Above                      Signature of Notary Public

---------------------------------  OPTIONAL ---------------------------------

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document:_____________________________________________________

Document Date:_________________________________ Number of Pages: ______________

Signer(s) Other Than Named Above ______________________________________________

CAPACITY(IES) CLAIMED BY SIGNER
                                                               -----------------
Signer's Name: ____________________________________________    RIGHT THUMBPRINT
                                                                  OF SIGNER
[ ] Individual                                                 Top of thumb here
[ ] Corporate Officer -- Title(s):_________________________
[ ] Partner  -- [ ] Limited  [ ]  General
[ ] Attorney in Fact
[ ] Trustee
[ ] Guardian or Conservator
[ ] Other _________________________________________________

Signer is Representing: ___________________________________      ---------------

--------------------------------------------------------------------------------

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
--------------------------------------------------------------------------------

State of California
                         } ss

County of San Francisco

On September 28, 1998, before me, David Bonner, Notary Public personally appeared Marcia Hendry-Walter.

                                        [X] personally known to me
                                        --   proved   to  me  on  the  basis  of
                                        satisfactory evidence

                                        to   be   the  person(s)  whose  name(s)
                                        is/are   subscribed   to   the   within
                                        instrument  and  acknowledged to me that
                                        he/she/they   executed   the   same   in
[SEAL]                                  his/her/their  authorized capacity(ies),
DAVID BONNER                            and  that  by his/her/their signature(s)
COMMISSION #1192886                     on  the instrument the person(s), or the
NOTARY PUBLIC-CALIFORNIA                entity   upon   behalf   of   which  the
SAN FRANCISCO COUNTY                    person(s)    acted,     executed    the
MY COMM. EXPIRES AUG 14, 2002           instrument.

                                        WITNESS my hand and official seal.

                                        /s/ David Bonner
                                        -------------------------------------
Place Notary Seal Above                      Signature of Notary Public

---------------------------------  OPTIONAL ---------------------------------

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document:_____________________________________________________

Document Date:_________________________________ Number of Pages: ______________

Signer(s) Other Than Named Above ______________________________________________

CAPACITY(IES) CLAIMED BY SIGNER
                                                               -----------------
Signer's Name: ____________________________________________    RIGHT THUMBPRINT
                                                                  OF SIGNER
[ ] Individual                                                 Top of thumb here
[ ] Corporate Officer -- Title(s):_________________________
[ ] Partner  -- [ ] Limited  [ ]  General
[ ] Attorney in Fact
[ ] Trustee
[ ] Guardian or Conservator
[ ] Other _________________________________________________

Signer is Representing: ___________________________________      ---------------

--------------------------------------------------------------------------------

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
--------------------------------------------------------------------------------

State of California
                         } ss

County of San Francisco

On September 28, 1998, before me, David Bonner, Notary Public personally appeared Paul A Bernou.

                                        [X] personally known to me
                                        --   proved   to  me  on  the  basis  of
                                        satisfactory evidence

                                        to   be   the  person(s)  whose  name(s)
                                        is/are   subscribed   to   the   within
                                        instrument  and  acknowledged to me that
                                        he/she/they   executed   the   same   in
[SEAL]                                  his/her/their  authorized capacity(ies),
DAVID BONNER                            and  that  by his/her/their signature(s)
COMMISSION #1192886                     on  the instrument the person(s), or the
NOTARY PUBLIC-CALIFORNIA                entity   upon   behalf   of   which  the
SAN FRANCISCO COUNTY                    person(s)    acted,     executed    the
MY COMM. EXPIRES AUG 14, 2002           instrument.

                                        WITNESS my hand and official seal.

                                        /s/ David Bonner
                                        -------------------------------------
Place Notary Seal Above                      Signature of Notary Public

---------------------------------  OPTIONAL ---------------------------------

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document:_____________________________________________________

Document Date:_________________________________ Number of Pages: ______________

Signer(s) Other Than Named Above ______________________________________________

CAPACITY(IES) CLAIMED BY SIGNER
                                                               -----------------
Signer's Name: ____________________________________________    RIGHT THUMBPRINT
                                                                  OF SIGNER
[ ] Individual                                                 Top of thumb here
[ ] Corporate Officer -- Title(s):_________________________
[ ] Partner  -- [ ] Limited  [ ]  General
[ ] Attorney in Fact
[ ] Trustee
[ ] Guardian or Conservator
[ ] Other _________________________________________________

Signer is Representing: ___________________________________      ---------------

--------------------------------------------------------------------------------

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
--------------------------------------------------------------------------------

State of California
                         } ss

County of San Francisco

On September 28, 1998, before me, David Bonner, Notary Public personally appeared Cari L. Bernou.

                                        [X] personally known to me
                                        --   proved   to  me  on  the  basis  of
                                        satisfactory evidence

                                        to   be   the  person(s)  whose  name(s)
                                        is/are   subscribed   to   the   within
                                        instrument  and  acknowledged to me that
                                        he/she/they   executed   the   same   in
[SEAL]                                  his/her/their  authorized capacity(ies),
DAVID BONNER                            and  that  by his/her/their signature(s)
COMMISSION #1192886                     on  the instrument the person(s), or the
NOTARY PUBLIC-CALIFORNIA                entity   upon   behalf   of   which  the
SAN FRANCISCO COUNTY                    person(s)    acted,     executed    the
MY COMM. EXPIRES AUG 14, 2002           instrument.

                                        WITNESS my hand and official seal.

                                        /s/ David Bonner
                                        -------------------------------------
Place Notary Seal Above                      Signature of Notary Public

---------------------------------  OPTIONAL ---------------------------------

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document:_____________________________________________________

Document Date:_________________________________ Number of Pages: ______________

Signer(s) Other Than Named Above ______________________________________________

CAPACITY(IES) CLAIMED BY SIGNER
                                                               -----------------
Signer's Name: ____________________________________________    RIGHT THUMBPRINT
                                                                  OF SIGNER
[ ] Individual                                                 Top of thumb here
[ ] Corporate Officer -- Title(s):_________________________
[ ] Partner  -- [ ] Limited  [ ]  General
[ ] Attorney in Fact
[ ] Trustee
[ ] Guardian or Conservator
[ ] Other _________________________________________________

Signer is Representing: ___________________________________      ---------------

--------------------------------------------------------------------------------

                             SCHEDULES AND EXHIBITS

Schedule 1(a)(i)           -        Accounts Receivable
Schedule 1(a)(ii)          -        Inventory; Fixed Assets
Schedule 1(a)(iii)         -        Automobiles
Schedule 1(a)(v)(A)        -        Patients List of the Business
Schedule 1(a)(v)(B)        -        Telephone Numbers and Licenses
Schedule 2(a)              -        Allocation of Purchase Price
Schedule 6(a)              -        Closing Date Liabilities
Schedule 11(c)             -        Seller's Opinion
Schedule 14(c)             -        Litigation
Schedule 14(g)             -        Contracts
Schedule 14(i)             -        Personnel Payrates; Employee Benefits
Schedule 14(k)             -        Insurance
Schedule 14(o)             -        Tax Returns and Financial Statements
Schedule 14(p)             -        Supplemental Tax Information
Schedule 14(q)             -        Adverse Business Developments
Schedule 14(r)             -        Relationships
Schedule 14(u)             -        Reimbursement Matters
Schedule 14(v)             -        Environmental Compliance
Schedule 17(a)             -        Locations

Exhibit 2(b)(i)            -        Escrow Agreement
Exhibit 14(w)              -        Healthcare Questionnaire

                                    EXHIBIT 3

                                OPERATING PROFIT

     1. General Standards.

          (a) Performance. Except as otherwise expressly agreed in writing, the parties intend that the financial and economic performance to be determined and measured pursuant to this Exhibit "3" shall be determined solely with respect to so much of the business operations of Corporation as consists of the business enterprise previously conducted by the Acquired Entity (the "ACQUIRED ENTERPRISE") before being acquired by Corporation. Accordingly, all references herein to revenues, expenses, costs, profits, losses, and any other transaction or activity, whether by reference to "Corporation", or in any other manner, shall mean and refer only to so much thereof as pertains directly to the Acquired Enterprise, unless such reference specifically provides otherwise. The parties expressly intend all such calculations to provide a determination of the profitability of the Acquired Enterprise, determined as if such Acquired Enterprise at all times operated as an autonomous entity.

          (b) Determination of Operating Profit. The Operating Profit to be determined hereunder shall be calculated on a pre-tax basis in accordance with generally accepted accounting principles, consistently applied ("GAAP"), as further defined, limited, or explained as set forth herein.

     2. Income and Cost.

          (a) Income and Revenue. Income shall be accounted for on the accrual method consistent with the prior accounting methods of the Acquired Enterprise, and shall consist of all direct revenues, defined as all "Rental Revenue" and "Sales Revenue", plus or minus the net change in unbilled revenue, plus or minus gain or loss from equipment sales, plus or minus sales credits and allowances, plus investment income.

          (b) Costs and Expenses. Costs shall include the following:

               (1) DIRECT EXPENSES incurred on behalf of the Acquired Enterprise as kept on the accrual method, including salary paid to the Employees and related payroll taxes.

               (2) BAD DEBT expenses shall be the actual bad debts written off, plus or minus the change in allowance for bad debts. For the purpose of this calculation, the allowance for bad debts is considered equal to the amount of all accounts receivable in excess of 120 days old.

               (3) REASONABLE TRAVEL EXPENSES of employees or representatives of ROTECH MEDICAL CORPORATION ("ROTECH") to and from its corporate offices on behalf of the Acquired Enterprise's matters, to be allocated on a reasonable basis.

               (4) INTEREST on all or any net intercorporate borrowing from Integrated Health Services, Inc. ("IHS") at the cost of such funds to IHS.

               (5) GROUP OR CONSOLIDATED PURCHASES for items benefitting the Acquired Enterprise purchased by IHS, RoTech or by Corporation, to be allocated at actual cost in accordance with usage. Costs to be allocated include costs, if any, of transportation, storage, etc.

               (6) DEPRECIATION EXPENSES will be calculated on a consistent basis as previously and historically calculated by the Acquired Enterprise.

               (7) CORPORATION'S OVERHEAD. The general, administrative, and overhead costs of Corporation, to the extent allocable to the Acquired Enterprise on a reasonable basis.

          (c) Excluded Items. Costs and expenses for purposes of calculating operating profits shall not include the following:

               (1) BRANCH OFFICES. All start-up costs, operating profits, and operating losses incurred by Enterprise in the initial six (6) months on the start-up, opening, or operation of a branch office or location opened after the date hereof shall be excluded from calculations of Operating Profits for purposes of this Agreement.

               (2) IHS/ROTECH OVERHEAD. Unless otherwise mutually agreed by the Acquired Enterprise and Seller, IHS and RoTech corporate overhead or costs will not beallocated to the Acquired Enterprise or considered in Operating Profits.

               (3) COSTS OF ACQUIRING THE ACQUIRED ENTERPRISE. The calculation of Operating Profits will not include cost or amortization of costs incurred in the acquisition of the Acquired Enterprise, and any liabilities assumed by RoTech and subsequently paid off, which will be included in the intercorporate borrowings in paragraph 2(b)(4), above.

          (d) Acquisition of Further Enterprises. Nothing contained herein shall be deemed to affect, limit or restrict the right of RoTech or IHS to make any acquisitions.

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